EXHIBIT 10.24

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Double asterisks denote omissions.

SOLICITATION/CONTRACT/ORDER FOR COMMERCIAL ITEMS OFFEROR TO COMPLETE BLOCKS 12, 17, 23, 24, & 30	1. REQUISITION NO. 0000HCGE-2017-05523	PAGE 1 OF 28
2. CONTRACT NO. 200-2017-92634	3. AWARD/EFFECTIVE DATE 12/08/2016	4. ORDER NO.	5. SOLICITATION NO. 2016-N-17905	6. SOLICITATION ISSUE DATE 08/22/2016
7. FOR SOLICITATION INFORMATION CALL	a. NAME Sherrie N. Randall	b. TELEPHONE NO. (No collect calls) (770) 488-2866	8. OFFER DUE DATE/LOCAL TIME 09/02/2016
9. ISSUED BY CODE	2543	10. THIS ACQUISITION IS	11. DELIVERY FOR FOB	12. DISCOUNT TERMS
Centers for Disease Control and Prevention Office of Acquisition Services (OAS) 2920 Brandywine Rd, RM 3000 Atlanta, GA 30341-5539	UNRESTRICTED SET ASIDE: % FOR SMALL BUSINESS	DESTINATION UNLESS BLOCK IS MARKED SEE SCHEDULE
SMALL DISADV. BUSINESS	13a. THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 700)
8(A)	13b. RATING
SIC: SIZE STD:	14. METHOD OF SOLICITATION RFQ IFB RFP
15. DELIVER TO CODE	16. ADMINISTERED BY CODE	2543
Centers for Disease Control and Prevention Office of Acquisition Services (OAS) 2920 Brandywine Rd, RM 3000 Atlanta, GA 30341-5539
17a. CONTRACTOR/ CODE OFFEROR	026489018	FACILITY CODE	18a. PAYMENT WILL BE MADE BY CODE	434
EMERGENT BIODEFENSE OPERATIONS LANSING LLC 3500 N MARTIN LUTHER KING JR BLVD # 1 LANSING, MI 48906-2933 TELEPHONE NO.	Centers for Disease Control and Prevention (FMO) PO Box 15580 404-718-8100 Atlanta, GA 30333-0080
17b. CHECK IF REMITTANCE IS DIFFERENT AND PUT SUCH ADDRESS IN OFFER	18b. SUBMIT INVOICES TO ADDRESS SHOWN IN BLOCK 18a UNLESS BLOCK BELOW IS CHECKED SEE ADDENDUM
19. ITEM NO.	20. SCHEDULE OF SUPPLIES/SERVICES	21. QUANTITY	22. UNIT	23. UNIT PRICE	24. AMOUNT
"See Continuation Page"
(Attach Additional Sheets as Necessary)
25. ACCOUNTING AND APPROPRIATION DATA See Section B	26. TOTAL AWARD AMOUNT (For Govt. Use Only) $910,710,699.10
  27a.  SOLICITATION INCORPORATES BY REFERENCE FAR 52.212-1, 52.212-4.  FAR 52.212-3 AND 52.212-5 ARE ATTACHED.  ADDENDA   ARE   ARE NOT ATTACHED.
  27b.  CONTRACT/PURCHASE ORDER INCORPORATES BY REFERENCE FAR 52.212-4.  FAR 52.212-5 IS ATTACHED.  ADDENDA  ARE   ARE NOT ATTACHED.

28. CONTRACTOR IS REQUIRED TO SIGN THIS DOCUMENT AND RETURN __1__ COPIES TO ISSUING OFFICE.  CONTRACTOR AGREES TO FURNISH AND DELIVER ALL ITEMS SET FORTH OR OTHERWISE IDENTIFIED ABOVE AND ON ANY ADDITIONAL SHEETS SUBJECT TO THE TERMS AND CONDITIONS SPECIFIED HEREIN.

29. AWARD OF CONTRACT:  REFERENCE ___________________ OFFER DATED _________________.  YOUR OFFER ON SOLICITATION (BLOCK 5), INCLUDING ANY ADDITIONS OR CHANGES WHICH ARE SET FORTH HEREIN, IS ACCEPTED AS TO ITEMS:

30a. SIGNATURE OF OFFEROR/CONTRACTOR /s/ Daniel J. Abdun-Nabi	31a. UNITED STATES OF AMERICA (SIGNATURE OF CONTRACTING OFFICER)
30b. NAME AND TITLE OF SIGNER (TYPE OR PRINT) Daniel J. Abdun-Nabi President and Chief Executive Officer	30c. DATE SIGNED 12/08/2016	31b. NAME OF CONTRACTING OFFICER (TYPE OR PRINT) Sherrie N. Randall	31c. DATE SIGNED
32a. QUANTITY IN COLUMN 21 HAS BEEN ACCEPTED, AND CONFORMS TO THE	33. SHIP NUMBER	34. VOUCHER NUMBER	35. AMOUNT VERIFIED CORRECT FOR
RECEIVED INSPECTED CONTRACT, EXCEPT AS NOTED	PARTIAL FINAL
36. PAYMENT	37. CHECK NUMBER
32b. SIGNATURE OF AUTHORIZED GOVT REPRESENTATIVE	32c. DATE	COMPLETE PARTIAL FINAL
38. S/R ACCOUNT NO.	39. S/R VOUCHER NO.	40. PAID BY
42a. RECEIVED BY (Print)
41a. I CERTIFY THIS ACCOUNT IS CORRECT AND PROPER FOR PAYMENT
41b. SIGNATURE AND TITLE OF CERTIFYING OFFICER	41c. DATE	42b. RECEIVED AT (Location)

42c. DATE REC'D (YY/MM/DD)	42d. TOTAL CONTAINERS

AUTHORIZED FOR LOCAL REPRODUCTION SEE REVERSE FOR OMB CONTROL NUMBER AND PAPERWORK BURDEN STATEMENT STANDARD FORM 1449 (10-95)

Section B - Supplies Or Services and Prices/Costs

B.1

ITEM	SUPPLIES / SERVICES	QTY / UNIT	UNIT PRICE			NOT TO EXCEED
1001	BioThrax [**] product [**] upon date of delivery: [**] product at a unit price of $[**] Delivery Address: Contractor's Facility Delivery is estimated to occur within [**] of the exercised option	[**]Doses	$	[	**]	$	[	**]

Line(s) Of Accounting:
93904ZU 2642 2017 75-X-0956
5664711101 $[**]
93907PY 2642 2017 75-X-0956
5664711101 $[**]
93907QS 2642 2017 75-X-0956
5664711101 $[**]
93907R5 2642 2017 75-X-0956
5664711101 $[**]
93907R6 2642 2017 75-X-0956
5664711101 $[**]

Optional Line Item
ITEM	SUPPLIES / SERVICES	QTY / UNIT	UNIT PRICE			NOT TO EXCEED
0001
BioThrax [**] product
[**] upon date of delivery:
[**] product at a unit price of $[**] estimated per the [**] unit price.

Delivery Address: Contractor's Facility

Delivery is estimated to occur by
[**]
		[**]Doses	$	[	**]	$	[	**]

Optional Line Item
ITEM	SUPPLIES / SERVICES	QTY / UNIT	UNIT PRICE			NOT TO EXCEED
0002	BioThrax [**] product [**] upon date of delivery: [**] product at a unit price of $[**] Delivery Address: Contractor's Facility Delivery is estimated to occur by [**]	[**]Doses	$	[	**]	$	[	**]

Optional Line Item
ITEM	SUPPLIES / SERVICES	QTY / UNIT	UNIT PRICE			NOT TO EXCEED
0003	BioThrax [**] product [**] upon date of delivery: [**] product at a unit price of $[**] Delivery Address: Contractor's Facility Delivery is estimated to occur by [**]	[**]Doses	$	[	**]	$	[	**]

Optional Line Item
ITEM	SUPPLIES / SERVICES	QTY / UNIT	UNIT PRICE			NOT TO EXCEED
0004	BioThrax [**] product [**] upon date of delivery: [**] product at a unit price of $[**] Delivery Address: Contractor's Facility Delivery is estimated to occur by [**]	[**]Doses	$	[	**]	$	[	**]

Optional Line Item
ITEM	SUPPLIES / SERVICES	QTY / UNIT	UNIT PRICE			NOT TO EXCEED
0005	BioThrax [**] product [**] upon date of delivery: [**] product at a unit price of $[**] Delivery Address: Contractor's Facility Delivery is estimated to occur by 09/30/2021	[**]Doses	$	[	**]	$	[	**]
ESTIMATED NOT TO EXCEED TOTAL $910,710,699.10

B.2 Option for Increased Quantity – Separately Priced Line Items
a)
The Government may require the delivery of doses listed in CLINs 0001, 0002, 0003, 0004 and 0005. The Government may exercise each CLIN as an option more than once between 12/01/2016 – 09/30/2021, until the cumulative number of doses to be delivered under each CLIN is delivered, according to the proposed pricing schedule in incremental quantities from a minimum order of [**] doses per order up to the to the maximum amount of doses allowed per each CLIN. The total doses ordered hereunder shall not exceed 29,489,780 doses over 5 years ([**] for CLIN 1001, [**] for CLIN 0001, [**] for CLIN 0002, [**] for CLIN 0003, [**] for CLIN 0004 and [**] for CLIN 0005) The contractor shall not be required to deliver beyond 09/30/2021.

b)	The pricing schedule must identify indicate alternate pricing to be paid for:

1)	product manufactured with approved [**] expiry dating if the Contractor obtains FDA approval for [**] dating.

2)	product manufactured with approved [**] expiry dating if the Contractor obtains FDA approval for [**] dating.

c) The amount of funding for each instance of exercising an option CLIN can be calculated as follows: number of doses X price per dose for the CLIN being exercised = funding amount.

d)
 The Contracting Officer may exercise the option by written notice to the Contractor. The Contractor will be notified in writing, by letter or email, at least [**] before the option to acquire more product is exercised. After that written notification, a funded, unilateral modification will be issued to actually exercise the option and order the doses. Anything beyond the initial award (CLIN 1001) is optional and up to the discretion of the Government. The number of times the option will be exercised is optional and up to the discretion of the Government. The Government reserves the right at any time to discontinue the use of the Option CLINs 0001, 0002, 0003, 0004 or 0005 without notice.

e)
 Alternate CLINs (with the same CLIN number and a two-digit numeric suffix) within a CLIN collectively function as one option. The maximum number of doses ordered against an option CLIN may be composed of a combination of orders from the CLIN and any alternate CLINs comprising that option.

f)
The Contracting Officer may exercise the option so long as the total cost of the contract DOES NOT EXCEED the estimated cost of $910,710,699.10 which is based on a [**] dose price. The Government may exercising the option based on a [**] dose price or a [**] does price as stated below in the table.

Price Per Unit Cost by Date	Dose Price- [**]	Dose Price- [**]
Price per unit cost until [**]	[**]	[**]
Price per unit cost until [**]	[**]	[**]
Price per unit cost until [**]	[**]	[**]
Price per unit cost until [**]	[**]	[**]
Price per unit cost until 09/30/2021	[**]	[**]

B.3 Delivery Schedule

The Contractor shall propose a delivery schedule of products to include number of doses and dates.

NOTE: Anything beyond the initial award (CLIN 1001) is optional and up to the discretion of the Government.

CLIN	# of Doses to be delivered	Date of Delivery
1001	[**]	Final Delivery to occur within [**] of contract award
0001 (Optional)	[**]	Final Delivery to occur by [**]
0002 (Optional)	[**]	Final Delivery to occur by [**]
0003 (Optional)	[**]	Final Delivery to occur by [**]
0004 (Optional)	[**]	Final Delivery to occur by [**]
0005 (Optional)	[**]	Final Delivery to occur by 09/30/2021

B.4. Use of product by the US Government
To the extent that third parties contact DSNS to obtain doses of BioThrax®, DSNS will:

a)	Notify such third parties that Emergent sells BioThrax on the commercial market

b)	Notify Contractor of any new third party inquiries monthly and state whether the request for BioThrax was fulfilled or not by DSNS on the monthly report

c) If the SNS is involved in an "emergency" response no notification will be provided.

B.5 Price Protections.

Should the Government be unable to pick up product within [**] days of a scheduled delivery date while Emergent is ready, able and willing to deliver released lots of BioThrax, on the scheduled delivery date, the pricing for such lots shall be based on the remaining expiry dating as of the scheduled delivery date. This does not apply if the shipment is rescheduled at the Contractor's request. Further, this does not apply if there are unresolved issues with the quality, safety, and/or efficacy of the delivered product.

Section C - Description/Specification/Work Statement

C.1	Vaccine Production and cGMP Compliance:

a)	The Contractor shall manufacture BioThrax® in accordance with current Good Manufacturing Practices (cGMP) guidelines.

b)
 BioThrax® must be delivered on any business day, except Federal holidays, within the scheduled month in accordance with the targeted delivery schedule. The Contractor shall notify the Government promptly upon becoming aware of any deviations from the targeted delivery schedule. All changes to the targeted delivery schedule must be approved by the Contracting Officer and/or the Contracting Officer's Representative (COR).

c) Quantities for each scheduled delivery shall be of a specific quantity.

d)
 The Contractor shall perform all requisite assays and release tests, including but not limited to potency, identity, and stability testing in accordance with the Food Drug Administration (FDA) approved Biologic License Application (BLA-License Number 1755, STN 103821, and any approved change).

e)	All BioThrax® delivered under this contract must be labeled with an expiration date consistent with its current product license at the time of manufacture.

f)	The Contractor shall provide primary and secondary points of contact who shall be available 24 hours per day, seven days per week to be notified in case of a public health emergency.

g) The Contractor shall notify the Government of Biologics Process Deviation Reports related to the safety and/or efficacy of BioThrax within [**] days after reporting to FDA. These notifications shall also be included in Quarterly Reports.

h)	The Government will have the option to conduct inspections of the Contractor's Lansing facility. Such inspections will be performed by the COR or the COR's designee(s).

i) The product must be delivered in accordance with cGMP guidelines.

j) The Contractor shall notify DSNS at least [**] days prior to the estimated delivery of product. At least [**] business days prior to the product being ready for delivery to DSNS, the Contractor shall provide to the Contracting Officer and COR the following:
i. The date the product will be ready for loading on the truck(s) scheduled by
DSNS
ii.	Physical address of the product pick up location (facility name, address, point of contact name and telephone number)
iii.	Number of pallets, vials, and doses to be loaded

k) At least [**] hours before each scheduled pick up by DSNS, the Contractor shall provide the following to the Contracting Officer and COR:
i. Packing Slip
ii. Actual number of pallets, vials and doses to be loaded
iii. Diagram of product shipment pallet (how many vials per box, per pallet)
iv.  Certificate(s) of Analysis
v. FDA Lot Release(s)

l) Within [**] business days after delivery, the Government will provide the Contractor with the DSNS destination location(s) for the lot(s) delivered.

m) Within [**] hours after the product has been picked up by DSNS, the Contractor shall provide to the Contracting Officer and COR a letter for each delivered lot from the Contractor's Quality Department containing the following information:
i.	The remaining ambient temperature exposure time for the lot until the point that DSNS (or DSNS-designated personnel) assumed responsibility for temperature control, per Section E.4
ii.	This letter shall also indicate that the product was manufactured and released in accordance with cGMP and has met all acceptance criteria to allow for Government distribution.

n)	Funds provided shall be paid on a price per doses basis only on those products delivered to DSNS under contract.

o)
 Under the CLINs of this contract, the products shall have an [**] product. The Contractor shall target greater than or equal to [**] of the total [**] remaining when the Government takes delivery of the product. In the event that product with lower than targeted [**] should be delivered, product with an [**] greater than or equal to [**] shall be deemed [**] product. Except as set forth in Section B.5 above, [**] when the Government takes delivery of the product according to the proposed pricing schedule table and Section B.2 in Section B.

C.2	Audits/Site Visits:

a)	Site Visits/Audits: The Government shall perform annual site visits/security audits as deemed necessary by the Government throughout the period of performance of the contract.

b)
 Quality: The Government reserves the right to visit the contractor's site for purposes of assessing quality on an annual basis or as deemed necessary by the Government throughout the period of performance of the contract.

c)
Notice: The Government will provide 2 weeks advance notice prior to the Contractor of all site visits and audits. The notice will include a statement concerning the intended scope of the audit and a list of the required documents or access to personnel.

d)	All audits will be conducted between normal business hours i.e. 8 a.m. through 4 p.m., Monday through Friday.

C.3	Meetings and Reporting Requirements:

a)
 The Contractor shall participate in a quarterly meeting (teleconference and/or face-to-face) to discuss performance under the contract. These meetings will provide status updates and discuss on-going manufacturing and delivery issues as applicable. These meetings will be coordinated by the COR and/or Contracting Officer

b)
 The Contractor shall submit to the Contracting Officer and to the COR quarterly progress reports covering the work accomplished during each reporting period. These reports are subject to the technical inspection and requests for clarification by the COR. These shall be brief and factual and prepared in accordance with the following format:

(1)
Quarterly Progress Reports: On the [**] day of each quarter, the Contractor shall submit a quarterly progress report to the COR and the Contracting Officer. The Contractor shall submit one copy of the quarterly progress report electronically via e-mail. Any attachments to the e-mail report shall be submitted in Microsoft Word or a compatible version. A quarterly report will not be required for the quarter where a final report is due.

Such reports shall include the following specific information:

a.	The contract number and title, the period of performance being reported, the contractor's name and address, the author(s), and the date of submission;

b.	Section I – An introduction covering the purpose and scope of the contract effort;

c.
Section II – The report shall detail, document, and summarize the results of work done in performance of requirements of this contract during the period covered, and include a summary of work planned for the next reporting period. Production capacity assessment problems and recommendations to include:

i.	Inventory report of product manufactured and delivered to the USG under this contract;
ii.	Biologics Process Deviation Reports related to the safety and/or efficacy of
BioThrax submitted to FDA.
iii.	Overall performance assessment, problems encountered and recommended solutions.

d.
Section III – An explanation of any difference between planned progress and actual progress, why the differences have occurred, and, if behind planned progress, what corrective steps are planned. The project plan and delivery schedule will be updated in each Quarterly Report and compared to the baseline plan and delivery schedule.

(1) Risk Mitigation Plan: The contractor shall submit a risk mitigation plan within [**] days after contract award and shall provide an updated plan after each year is complete. The plan should identify manufacturing, quality, regulatory, and shipment risks and countermeasures to mitigate these risks.

(2)	Final Report: A final report is due [**] days prior to the end of the period of performance of the contract.

The Contractor shall deliver, within the time frames specified above, original reports to the Contracting Officer and a copy to the COR. E-mail submissions of all reports are allowable, but not required.

SECTION D - CONTRACT DOCUMENTS, EXHIBITS OR ATTACHMENTS

D.1 Marking Requirements (May 1998)

The contractor must mark/stencil all shipping containers with the following information:

Packaging shall be consistent with the FDA approved labeling and packaging for this product at the time of manufacture.

D.2. Government Property List
NOTE: This information is still being audited under the previous Contract Number 200-2011-42804. The contractor shall incorporate the resulting post-audit listing in full to this contract.

Section E - Deliveries Or Performance

E.1. Temperature Control and Monitoring (FOB Origin Delivery): The Contractor shall be responsible for maintaining product temperature control until the product leaves the Contractor's validated [**]°C storage facility for loading onto the carrier designated by the Government. The Contractor shall provide the Government with an ambient exposure letter that covers the time until the product leaves the Contractor's validated [**]°C storage facility. Upon transfer of the product to the Government, the responsibility for temperature control shall transfer to the Government. as well as the responsibility for logging ambient exposure time (temperatures between [**]°C). The Government will provide and place temperature monitoring device(s) on each pallet of product while the product is inside the Contractor's validated [**]°C storage facility. The Contractor shall be responsible for placing the product onto the truck(s) of the Government-designated carrier. The Government will be allowed access to the pallets inside the Contractor's validated [**]°C storage facility at least one hour prior to the loading of the pallets to place temperature monitoring device(s) on the pallets prior to loading. The Government's acceptance of the aforementioned responsibility applies only to temperature control and does not indicate its acceptance of the delivered lot(s).

E.2. DSNS Quality Control Unit (QCU) Acceptance Procedure for BioThrax (AVA)

At the time the product is picked up by DSNS personnel or delivered to a designated DSNS delivery location, all AVA product will be placed into DSNS Quarantine pending receipt of the required lot distribution documentation and the remaining ambient exposure time letter from the Contractor. The Contractor shall supply the Government:
1.	Notification of practices that may impact DSNS shipping procedures, if applicable
2.	All items outlined for delivery of product.

E.3. Acceptance Process and Timeframe (FOB Origin Delivery)

1)	Contractor shall deliver to the Government, via e-mail or facsimile:
a)	All required documentation outlined for delivery of product
b)	Notification of the date and time that the product was delivered.
2)
 Acceptance Timeframe: The Government will have [**] full business days, after receipt of all documentation required to establish that the requirements have been satisfied and provide Contractor notice that DSNS accepts the lot(s).

a)	For purposes of this acceptance timeframe, business days are defined as 9:00AM to
5:00PM Eastern Time, Monday through Friday, excluding U.S. Government Holidays.
b)	For the avoidance of doubt, DSNS will provide the Contractor with a written acceptance or refusal of BioThrax® lot(s) no later than 5:00PM on the [**] business day after receipt of the documentation.

E.4. Product Delivery - Product Pick Up by SNS (FOB Origin Deliveries)
a)	The delivery of BioThrax® product shall be F.O.B Origin at the Contractor designated pick up location.
b)	At least [**] days prior to an estimated delivery, Contractor will notify the COR of the scheduled delivery date
c) The place of product pick up by the SNS will be provided by the Contractor to the Contracting Officer and COR at least [**] business days prior to scheduled pick up.

E.5. Delivery Documentation

For product delivered FOB Origin, the Contractor shall deliver, within the specified timeframes, and submit the following documents to the Contracting Officer and COR:
.
a.	At least [**] days prior to an estimated shipment the contractor shall notify the COR of the scheduled delivery date.

b.	At least [**] business days prior to each product pick up by DSNS, the Contractor shall provide to the Contracting Officer and COR:
i.	The delivery date that the product will be ready for loading onto the truck(s) that will be scheduled by the DSNS
ii.	Physical address of the product pick-up location (facility name, address, point of contact name and telephone number)
iii.	Actual number of 40"x48" pallets, number of vials, and doses to be picked-up

c.	At least [**] hours before each scheduled pick up by DSNS, the Contractor shall provide the following to the Contracting Officer and COR:
i.	Packing Slip
ii.	Confirm the number of pallets, vials and doses to be loaded
iii.	Diagram of the product shipment pallet (how many vials per box, per pallet)
iv.	Certificate(s) of Analysis
v.	FDA Lot Release(s)

d.
 Within [**] hours after the product has been picked up by the Government, the Contractor shall provide to the Contracting Officer and COR the remaining ambient exposure time letter disclosing temperature control until the point that DSNS (or DSNS-designated personnel) assumed responsibility for temperature control, for each lot from the Contractor's Quality Department. The letter shall indicate that the product was manufactured and released in accordance with cGMP and has met all acceptance criteria to allow for Government distribution.

d.

Section F - Contract Administration Data
F.1. Contracting Officer Representative (COR)

Performance of the work hereunder shall be subject to the technical directions of the designated COR for this contract.

As used herein, technical directions are directions to the Contractor which fill in details, suggests possible lines of inquiry, or otherwise completes the general scope of work set forth herein. These technical directions must be within the general scope of work, and may not alter the scope of work or cause changes of such a nature as to justify an adjustment in the stated contract price/cost, or any stated limitation thereof. In the event that the Contractor feels that full implementation of any of these directions may exceed the scope of the contract, he or she shall notify the originator of the technical direction and the Contracting Officer in a letter separate of any required report(s) within [**] weeks of the date of receipt of the technical direction and no action shall be taken pursuant to the direction. No technical direction, nor its fulfillment, shall alter or abrogate the rights and obligations fixed in this contract.

The Government COR is not authorized to change any of the terms and conditions of this contract. Changes shall be made only by the Contracting Officer by properly written modification(s) to the contract.

The Government will provide the Contractor with a copy of the delegation memorandum for the COR. Any changes in COR delegation will be made by the Contracting Officer in writing with a copy being furnished to the Contractor.

F.2 Contracting Officer

(a) The Contracting Officer is the only individual who can legally commit the Government to the expenditure of public funds. No person other than the Contracting Officer can make any changes to the terms, conditions, general provisions, or other stipulations of this contract.

(b) No information, other than that which may be contained in an authorized modification to this contract, duly issued by the Contracting Officer, which may be received from any person employed by the United States Government, or otherwise, shall be considered grounds for deviation from any stipulation of this contract.

F.3. Please see FAR Clause 52.212-5 for additional Contract Administration Clauses for Commercial Items

F.4. Notification of Utilization

The Government agrees to notify the Contractor monthly of all vaccine distributions from the SNS. These monthly notifications shall include the following information, at a minimum, for each distribution:
1.	Recipient Agency
2.	Date of Distribution
3.	Lot Number(s) distributed
4.	Number of Vials distributed

Section G - Special Contract Requirements

G.1. Evaluation of Contractor Performance Utilizing CPARS (April 2013)

In accordance with FAR 42.15, the Centers for Disease Control and Prevention (CDC) will review and evaluate contract performance. FAR 42.1502 and 42.1503 requires agencies to prepare evaluations of contractor performance and submit them to the Past Performance Information Retrieval System (PPIRS). The CDC utilizes the Department of Defense (DOD) web-based Contractor Performance Assessment Reporting System (CPARS) to prepare and report these contractor performance evaluations. All information contained in these assessments may be used by the Government, within the limitations of FAR 42.15, for future source selections in accordance with FAR 15.304 where past performance is an evaluation factor. The CPARS system requires a contractor representative to be assigned so that the contractor has appropriate input into the performance evaluation process. The CPARS contractor representative will be given access to CPARS and will be given the opportunity to concur or not-concur with performance evaluations before the evaluations are complete. The CPARS contractor representative will also have the opportunity to add comments to performance evaluations.

The assessment is not subject to the Disputes clause of the contract, nor is it subject to appeal beyond the review and comment procedures described in the guides on the CPARS website. Refer to: www.cpars.gov for details and additional information related to CPARS, CPARS user access, how contract performance assessments are conducted, and how Contractors participate. Access and training for all persons responsible for the preparation and review of performance assessments is also available at the CPARS website.

The contractor must provide the CDC contracting office with the name, e-mail address, and phone number of their designated CPARS representative who will be responsible for logging into CPARS and reviewing and commenting on performance evaluations. The contractor must maintain a current representative to serve as the contractor representative in CPARS. It is the contractor's responsibility to notify the CDC contracting office, in writing (letter or email), when their CPARS representative information needs to be changed or updated. Failure to maintain current CPARS contractor representative information will result in the loss of an opportunity to review and comment on performance evaluations.

G.2. Non Disclosure Agreements for Contractor and Contractor Employees

G.2.1 The Contractor shall prepare and submit a Non-Disclosure Agreement (NDA) to the Contracting Officer prior to access of Government information or the commencement of work at CDC.

G.2.2 The NDA made part of this clause, Exhibit I and Exhibit II is required in service contracts where positions and/or functions proposed to be filled by Contractor's employees and Contractor's affiliates' employees (collectively, "Employees") who will have access to non-public and procurement- sensitive information. The NDA also requires contractor's employees to properly identify themselves as employees of a contractor when communicating or interacting with CDC employees, employees of other governmental entities (when communication or interaction relates to the contractor's work with the CDC), and members of the public. The Federal Acquisition Regulation (FAR) 37.114 (c), states "All contractor personnel attending meetings, answering Government telephones, and working in other situations where their contractor status is not obvious to third parties are required to identify themselves as such to avoid creating an impression in the minds of members of the public or Congress that they are Government officials, unless, in the judgment of the agency, no harm can come from failing to identify themselves. They must also ensure that all documents or reports produced by contractors are suitably marked as contractor products or that contractor participation is appropriately disclosed."

G.2.3 The Contractor shall inform Employees of the identification requirements by which they must abide and monitor employee compliance with the identification requirements.

G.2.4 During the contract performance period, the Contractor is responsible to ensure that any additional or replacement Employees sign a NDA and it is submitted to the Contracting Officer prior to commencement of their work with the CDC.

G.2.5 Employees in designated positions or functions that have not signed the appropriate NDA shall not have access to any non-public, procurement sensitive information or participate in government meeting where sensitive information may be discussed.

G.2.6 The Contractor shall prepare and maintain a current list of Employees working under NDAs and submit to the Contracting Officer upon request during the contract period of performance. The list should at a minimum include: contract number, employee's name, position, date of hire and NDA requirement.

EXHIBIT I
Centers for Disease Control and Prevention (CDC) Contractor Non-Disclosure Agreement

I.	Non-public Information

[Name of contractor] understands that in order to fulfill the responsibilities pursuant to [Contract name and number] between the Centers for Disease Control and Prevention and [Name of CDC contractor] dated [date], employees of [contractor] will have access to non-public information, including confidential and privileged information contained in government-owned information technology systems. For purposes of this agreement, confidential information means government information that is not or will not be generally available to the public. Privileged information means information which cannot be  disclosed without the prior written  consent of  the CDC.

In order to properly safeguard non-public information, [contractor] agrees to ensure that prior to being granted access to government information or the commencement of work for the CDC, whichever is applicable, all employees will sign a Non-Disclosure Agreement (NDA) provided by the CDC prior to beginning work for the CDC. Contractor agrees to submit to the contracting official the original signed copies of NDAs signed by the contractor's employees in accordance with the instructions provided by the contracting official. Failure to provide signed NDAs in accordance with this agreement and instructions provided by the contracting official could delay or prevent the employee from commencing or continuing work at the CDC until such agreement is signed and returned to the contracting official.

Contractor further agrees that it will not cause or encourage any employee to disclose, publish, divulge, release, or make known in any manner or to any extent, to any individual other than an authorized Government employee any non-public information that the employee may obtain in connection with the performance of the employee's responsibilities to the CDC.

II.	Procurement-Sensitive Information

Contractor further agrees that it will not cause or encourage any employee to disclose, publish, divulge, release, or make known in any manner or to any extent, to any individual, other than an authorized Government employee, any procurement-sensitive information gained while in connection with fulfilling the employee's responsibilities at the CDC. For purposes of this agreement, procurement-sensitive information includes, but is not limited to, all information in Statements of Work (SOW), Requests for Contract (RFC), and Requests for Proposal (RFP); Responses to RFPs, including questions from potential offerors; non-public information regarding procurements; all documents, conversations, discussions, data, correspondence, electronic mail (e-mail), presentations, or any other written or verbal communications relating to, concerning, or affecting proposed or pending solicitations or awards; procurement data; contract information plans; strategies; source selection information and documentation; offerors' identities; technical and cost data; the identity of government personal involved in the solicitation; the schedule of key technical and procurement events in the award determination process; and any other information that may provide an unfair competitive advantage to a contractor or potential contractor if improperly disclosed to them, or any of their employees.

Contractor understands and agrees that employee access to any procurement-sensitive information may create a conflict of interest which will preclude contractor from becoming a competitor for any acquisition(s) resulting from this information. Therefore, if an employee participates in any discussions relating to procurement-sensitive information, assists in developing any procurement-sensitive information, or otherwise obtains any procurement-sensitive information during the course of performing duties at the CDC, contractor understands and agrees that contractor are be excluded from competing for any acquisition(s) resulting from this information.

III.	Identification of Non-Government Employees

Contractor understands that its employees are not agents of the Government. Therefore, unless otherwise directed in writing by the CDC, contractor agrees to assist and monitor employee compliance with the following identification procedures:

A.
At the beginning of interactions with CDC employees, employees of other governmental entities, members of the public, or the media (when such communication or interaction relates to the contractor's work with the CDC), contractors' employees will identify themselves as an employee of a contractor.

B.	Contractors' employees will include the following disclosures in all written communications, including outgoing electronic mail (e-mail) messages, in connection with contractual duties to the CDC:
Employee's name
Name of contractor Center or office affiliation
Centers for Disease Control and Prevention
C.	At the beginning of telephone conversations or conference calls, contractors' employees will identify themselves as an employee of a contractor.
D.
Contractors should not wear any CDC logo on clothing, except for a CDC issued security badge while carrying out work for CDC or on CDC premises. The only other exception is when a CDC management official has granted permission to use the CDC logo.

E.	Contractors' employees will program CDC voice mail message to identify themselves as an employee of a contractor.

I understand that federal laws including, 18 U.S.C. 641 and 18 U.S.C. 2071, provide criminal penalties for, among other things, unlawfully removing, destroying or converting to personal use, or use of another, any public records. Contractor acknowledges that contractor has read and fully understands this agreement.

Name of contractor:

Signature of Authorized Representative of Contractor:

Date:

Copies retained by: contracting official and contractor

(End of Clause)

EXHIBIT II

Centers for Disease Control and Prevention (CDC) Contractors' Employee Non-Disclosure Agreement

I.	Non-Public Information

I understand that in order to fulfill my responsibilities as an employee of [Name of CDC contractor], I will have access to non-public information, including confidential and privileged information contained in government-owned information technology systems. For purposes of this agreement, confidential information means government information that is not or will not be generally available to the public. Privileged information means information which cannot be  disclosed  without the prior written consent  of the CDC.

I [Name of Employee], agree to use non-public information only in performance of my responsibilities to the CDC. I agree further that I will not disclose, publish, divulge, release, or make known in any manner or to any extent, to any individual other than an authorized Government employee, any non-public information that I may obtain in connection with the performance of my responsibilities to the CDC.

II.	Procurement-Sensitive Information

I further agree that unless I have prior written permission from the CDC, I will not disclose, publish, divulge, release, or make known in any manner or to any extent, to any individual other than an authorized Government employee, any procurement-sensitive information gained in connection with the performance of my responsibilities to the CDC. I specifically agree not to disclose any non-public, procurement-sensitive information to employees of my company or any other organization unless so authorized in writing by the CDC. For purposes of this agreement, procurement-sensitive information includes, but is not limited to, all information in Statements of Work (SOW), Requests for Contract (RFC), and Requests for Proposal (RFP); Responses to RFPs, including questions from potential offerors; non- public information regarding procurements; all documents, conversations, discussions, data, correspondence, electronic mail (e-mail), presentations, or any other written or verbal communications relating to, concerning, or affecting proposed or pending solicitations or awards; procurement data; contract information plans; strategies; source selection information and documentation; offerors' identities; technical and cost data; the identity of government personal involved in the acquisition; the schedule of key technical and procurement events in the award determination process; and any other information that may provide an unfair competitive advantage to a contractor or potential contractor if improperly disclosed to them, or any of their employees.
I understand and agree that my access to any procurement-sensitive information may create a conflict of interest which will preclude me, my current employer, or a future employer from becoming a competitor for any resulting government acquisition derived from this information. Therefore, if I participate in any discussions relating to procurement-sensitive information, assist in developing any procurement-sensitive information, or otherwise obtain any procurement-sensitive information during the course of performing my duties at the CDC, I understand and agree that I, my current employer, and any future employer(s) are excluded from competing for any resulting acquisitions.

III. Special Non-Disclosure Clause for Contractors with Access to CDC Grants Management and Procurement-Related Information Technology Systems

In addition to complying with the non-disclosure requirements and safeguards stated above, I understand that my authorization to use CDC's grants management and procurement systems is strictly limited to the access and functions necessary for the performance of my responsibilities to the CDC and which have been approved in advance by the CDC. I understand that I am not authorized to enter procurement requests for any requirements pertaining to contracts or subcontracts held by me or my employer.

IV. Identification as a Non-Government Employee

I understand that as an employee of a government contractor, I represent an independent organization and I am not an agent of the Government. Therefore, I agree that unless I have prior written authorization from the CDC, I will, at the beginning of interactions with CDC employees, employees of other governmental entities, members of the public, or the media (when such communication or interaction relates to the contractor's work with the CDC), identify myself as an employee of a contractor. I further agree to use the following identification procedures in connection with my work at the CDC:

A. I will include the following disclosures in all written communications, including outgoing electronic mail (e-mail) messages:

Employee's name Name of contractor Center or office Affiliation
Centers for Disease Control and Prevention

B.	I will identify myself as an employee of a contractor at the beginning of telephone conversations or conference calls;
C.
I will not wear any CDC logo on clothing, except for a CDC issued security badge while carrying out work for CDC or on CDC premises; the only other exception is when a CDC management official has granted permission to use the CDC logo.

D.	I will program my CDC voice mail message to identify myself as a contractors' employee.

I understand that federal laws including, 18 U.S.C. 641 and 18 U.S.C. 2071, provide criminal penalties for, among other things, unlawfully removing, destroying or converting to personal use, or use of another, any public records. I acknowledge that I have read and fully understand this agreement.

Name of contractor:

Name of Employee:

Signature of Employee:

Date:

Copies retained by: contracting official, contractor, and Employee

(End of Clause)

G.3. Liability Protection under the PREP Act

The Public Readiness & Emergency Preparedness Act (PREP Act), Pub. L. 109-148, Division C, 119 Stat. 2818 to 2832, amended the Public Health Service Act, 42, U.S.C. 243 et seq., to provide targeted liability protections. The Government agrees that the medical countermeasure delivered by the Contractor under this contract will be administered in humans, in accordance with the declaration under the PREP Act issued by the Secretary of the Department of Health and Human Services on December 9, 2015 pursuant to section 319F-3(b) of the Public Health Service Act, 42, U.S.C 247-d-6d. The declaration provides targeted liability protections for anthrax countermeasures based on a credible risk that the threat of exposure to Bacillus anthracis and the resulting disease constitutes a public health emergency.

G.4. Liquidated Damages
The Government reserves the right to recover liquidated damages from the Contractor if there is a failure to deliver and it results in a rescheduled delivery.

Section H - Contract Clauses

FAR CLAUSES

H.1	FAR 52.212-4 -- Contract Terms and Conditions -- Commercial Items (May 2015)

(a) Inspection/Acceptance. The Contractor shall only tender for acceptance those items that conform to the requirements of this contract. The Government reserves the right to inspect or test any supplies or services that have been tendered for acceptance. The Government may require repair or replacement of nonconforming supplies or reperformance of nonconforming services at no increase in contract price. If repair/replacement or reperformance will not correct the defects or is not possible, the government may seek an equitable price reduction or adequate consideration for acceptance of nonconforming supplies or services. The Government must exercise its post-acceptance rights --

(1) Within a reasonable time after the defect was discovered or should have been discovered; and

(2) Before any substantial change occurs in the condition of the item, unless the change is due to the defect in the item.

(b) Assignment. The Contractor or its assignee may assign its rights to receive payment due as a result of performance of this contract to a bank, trust company, or other financing institution, including any Federal lending agency in accordance with the Assignment of Claims Act (31 U.S.C.3727). However, when a third party makes payment (e.g., use of the Government-wide commercial purchase card), the Contractor may not assign its rights to receive payment under this contract.

(c) Changes. Changes in the terms and conditions of this contract may be made only by written agreement of the parties.

(d) Disputes. This contract is subject to 41 U.S.C. chapter 71,Contract Disputes. Failure of the parties to this contract to reach agreement on any request for equitable adjustment, claim, appeal or action arising under or relating to this contract shall be a dispute to be resolved in accordance with the clause at FAR 52.233-1, Disputes, which is incorporated herein by reference. The Contractor shall proceed diligently with performance of this contract, pending final resolution of any dispute arising under the contract.

(e) Definitions. The clause at FAR 52.202-1, Definitions, is incorporated herein by reference.

(f) Excusable delays. The Contractor shall be liable for default unless nonperformance is caused by an occurrence beyond the reasonable control of the Contractor and without its fault or negligence such as, acts of God or the public enemy, acts of the Government in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes, unusually severe weather, and delays of common carriers. The Contractor shall notify the Contracting Officer in writing as soon as it is reasonably possible after the commencement of any excusable delay, setting forth the full particulars in connection therewith, shall remedy such occurrence with all reasonable dispatch, and shall promptly give written notice to the Contracting Officer of the cessation of such occurrence.

(g) Invoice.

(1) The Contractor shall submit an original invoice and three copies (or electronic invoice, if authorized) to the address designated in the contract to receive invoices. An invoice must include --

(i) Name and address of the Contractor; (ii) Invoice date and number;
(iii) Contract number, contract line item number and, if applicable, the order number;

(iv) Description, quantity, unit of measure, unit price and extended price of the items delivered;

(v) Shipping number and date of shipment, including the bill of lading number and weight of shipment if shipped on Government bill of lading;

(vi) Terms of any discount for prompt payment offered;

(vii) Name and address of official to whom payment is to be sent;

(viii) Name, title, and phone number of person to notify in event of defective invoice; and

(ix) Taxpayer Identification Number (TIN). The Contractor shall include its TIN on the invoice only if required elsewhere in this contract.

(x) Electronic funds transfer (EFT) banking information.

(A) The Contractor shall include EFT banking information on the invoice only if required elsewhere in this contract.

(B) If EFT banking information is not required to be on the invoice, in order for the invoice to be a proper invoice, the Contractor shall have submitted correct EFT banking information in accordance with the applicable solicitation provision, contract clause (e.g., 52.232-33, Payment by Electronic Funds Transfer—
System for Award Management, or 52.232-34, Payment by Electronic Funds Transfer—Other Than System for Award Management), or applicable agency procedures.

(C) EFT banking information is not required if the Government waived the requirement to pay by EFT.

(2) Invoices will be handled in accordance with the Prompt Payment Act (31 U.S.C. 3903) and Office of Management and Budget (OMB) prompt payment regulations at 5 CFR part 1315.

(h) Patent indemnity. The Contractor shall indemnify the Government and its officers, employees and agents against liability, including costs, for actual or alleged direct or contributory infringement of, or inducement to infringe, any United States or foreign patent, trademark or copyright, arising out of the performance of this contract, provided the Contractor is reasonably notified of such claims and proceedings.

(i) Payment.

(1) Items accepted. Payment shall be made for items accepted by the Government that have been delivered to the delivery destinations set forth in this contract.

(2) Prompt Payment. The Government will make payment in accordance with the Prompt Payment Act (31 U.S.C. 3903) and prompt payment regulations at 5 CFR Part 1315.

(3) Electronic Funds Transfer (EFT). If the Government makes payment by EFT, see 52.212-5(b) for the appropriate EFT clause.

(4) Discount. In connection with any discount offered for early payment, time shall be computed from the date of the invoice. For the purpose of computing the discount earned, payment shall be considered to have been made on the date which appears on the payment check or the specified payment date if an electronic funds transfer payment is made.

Contract No. 200-2017-92634

(5) Overpayments. If the Contractor becomes aware of a duplicate contract financing or invoice payment or that the Government has otherwise overpaid on a contract financing or invoice payment, the Contractor shall—

(i) Remit the overpayment amount to the payment office cited in the contract along with a description of the overpayment including the—

(A) Circumstances of the overpayment (e.g., duplicate payment, erroneous payment, liquidation errors, date(s) of overpayment);

(B) Affected contract number and delivery order number, if applicable; (C) Affected contract line item or subline item, if applicable; and
(D) Contractor point of contact.

(ii) Provide a copy of the remittance and supporting documentation to the Contracting Officer.

(6) Interest.
(i) All amounts that become payable by the Contractor to the Government under this contract shall bear simple interest from the date due until paid unless paid within 30 days of becoming due. The interest rate shall be the interest rate established by the Secretary of the Treasury as provided in 41 U.S.C. 7109, which is applicable to the period in which the amount becomes due, as provided in (i)(6)(v) of this clause, and then at the rate applicable for each six-month period at fixed by the Secretary until the amount is paid.

(ii) The Government may issue a demand for payment to the Contractor upon finding a debt is due under the contract.

(iii) Final decisions. The Contracting Officer will issue a final decision as required by 33.211 if—

(A) The Contracting Officer and the Contractor are unable to reach agreement on the existence or amount of a debt within 30 days;

(B) The Contractor fails to liquidate a debt previously demanded by the Contracting Officer within the timeline specified in the demand for payment unless the amounts were not repaid because the Contractor has requested an installment payment agreement; or

(C) The Contractor requests a deferment of collection on a debt previously demanded by the Contracting Officer (see 32.607-2).

(iv) If a demand for payment was previously issued for the debt, the demand for payment included in the final decision shall identify the same due date as the original demand for payment.

(v) Amounts shall be due at the earliest of the following dates: (A) The date fixed under this contract.
(B) The date of the first written demand for payment, including any demand for payment resulting from a default termination.

(vi) The interest charge shall be computed for the actual number of calendar days involved beginning on the due date and ending on—

(A) The date on which the designated office receives payment from the Contractor;

(B) The date of issuance of a Government check to the Contractor from which an amount otherwise payable has been withheld as a credit against the contract debt; or

(C) The date on which an amount withheld and applied to the contract debt would otherwise have become payable to the Contractor.

(vii) The interest charge made under this clause may be reduced under the procedures prescribed in 32.608-2 of the Federal Acquisition Regulation in effect on the date of this contract.

(j) Risk of loss. Unless the contract specifically provides otherwise, risk of loss or damage to the supplies provided under this contract shall remain with the Contractor until, and shall pass to the Government upon:

(1) Delivery of the supplies to a carrier, if transportation is f.o.b. origin; or

(k) Taxes. The contract price includes all applicable Federal, State, and local taxes and duties.

(l) Termination for the Government's convenience. The Government reserves the right to terminate this contract, or any part hereof, for its sole convenience. In the event of such termination, the Contractor shall immediately stop all work hereunder and shall immediately cause any and all of its suppliers and subcontractors to cease work. Subject to the terms of this contract, the Contractor shall be paid a percentage of the contract price reflecting the percentage of the work performed prior to the notice of termination, plus reasonable charges the Contractor can demonstrate to the satisfaction of the Government using its standard record keeping system, have resulted from the termination. The Contractor shall not be required to comply with the cost accounting standards or contract cost principles for this purpose. This paragraph does not give the Government any right to audit the Contractor's records.
The Contractor shall not be paid for any work performed or costs incurred which reasonably could have been avoided.

(m) Termination for cause. The Government may terminate this contract, or any part hereof, for cause in the event of any default by the Contractor, or if the Contractor fails to comply with any contract terms and conditions, or fails to provide the Government, upon request, with adequate assurances of future performance. In the event of termination for cause, the Government shall not be liable to the Contractor for any amount for supplies or services not accepted, and the Contractor shall be liable to the Government for any and all rights and remedies provided by law. If it is determined that the Government improperly terminated this contract for default, such termination shall be deemed a termination for convenience.

(n) Title. Unless specified elsewhere in this contract, title to items furnished under this contract shall pass to the Government upon acceptance, regardless of when or where the Government takes physical possession.

(o) Warranty. The Contractor warrants and implies that the items delivered hereunder are merchantable and fit for use for the particular purpose described in this contract.

(p) Limitation of liability. Except as otherwise provided by an express warranty, the Contractor will not be liable to the Government for consequential damages resulting from any defect or deficiencies in accepted items.

(q) Other compliances. The Contractor shall comply with all applicable Federal, State and local laws, executive orders, rules and regulations applicable to its performance under this contract.

(r) Compliance with laws unique to Government contracts. The Contractor agrees to comply with 31 U.S.C. 1352 relating to limitations on the use of appropriated funds to influence certain Federal contracts; 18 U.S.C. 431 relating to officials not to benefit; 40 U.S.C. chapter 37, Contract Work Hours and Safety Standards; 41 U.S.C. chapter 87, Kickbacks; 41 U.S.C. 4712 and 10 U.S.C. 2409 relating to whistleblower protections; 49 U.S.C. 40118, Fly American; and 41 U.S.C. chapter 21 relating to procurement integrity.

(s) Order of precedence. Any inconsistencies in this solicitation or contract shall be resolved by giving precedence in the following order:

(1) The schedule of supplies/services.

(2) The Assignments, Disputes, Payments, Invoice, Other Compliances, Compliance with Laws Unique to Government Contracts, and Unauthorized Obligations paragraphs of this clause.

(3) The clause at 52.212-5.

(4) Addenda to this solicitation or contract, including any license agreements for computer software.

(5) Solicitation provisions if this is a solicitation.
(6) Other paragraphs of this clause.
(7) The Standard Form 1449.

(8) Other documents, exhibits, and attachments.
 (9) The specification.
(t) System for Award Management (SAM).

(1) Unless exempted by an addendum to this contract, the Contractor is responsible during performance and through final payment of any contract for the accuracy and completeness of the data within the SAM database, and for any liability resulting from the Government's reliance on inaccurate or incomplete data. To remain registered in the SAM database after the initial registration, the Contractor is required to review and update on an annual basis from the date of initial registration or subsequent updates its information in the SAM database to ensure it is current, accurate and complete. Updating information in the SAM does not alter the terms and conditions of this contract and is not a substitute for a properly executed contractual document.

(2)

(i) If a Contractor has legally changed its business name, "doing business as" name, or division name (whichever is shown on the contract), or has transferred the assets used in performing the contract, but has not completed the necessary requirements regarding novation and change-of-name agreements in Subpart 42.12, the Contractor shall provide the responsible
Contracting Officer a minimum of one business day's written notif ication of its intention to:

(A) Change the name in the SAM database;

(B) Comply with the requirements of Subpart 42.12 of the FAR;

(C) Agree in writing to the timeline and procedures specified by the responsible Contracting Officer. The Contractor must provide with the notification sufficient documentation to support the legally changed name.

(ii) If the Contractor fails to comply with the requirements of paragraph (t)(2)(i) of this clause, or fails to perform the agreement at paragraph (t)(2)(i)(C) of this clause, and, in the absence of a properly executed novation or change-of-name agreement, the SAM information that shows the Contractor to be other than the Contractor indicated in the contract will be considered to be incorrect information within the meaning of the "Suspension of Payment" paragraph of the electronic funds transfer (EFT) clause of this contract.

(3) The Contractor shall not change the name or address for EFT payments or manual payments, as appropriate, in the SAM record to reflect an assignee for the purpose of assignment of claims (see FAR Subpart 32.8, Assignment of Claims). Assignees shall be separately registered in the SAM database. Information provided to the Contractor's SAM record that indicates payments, including those made by EFT, to an ultimate recipient other than that Contractor will be considered to be incorrect information within the meaning of the "Suspension of payment" paragraph of the EFT clause of this contract.

(4) Offerors and Contractors may obtain information on registration and annual confirmation requirements via SAM accessed through https://www.acquisition.gov.

(u) Unauthorized Obligations.

(1) Except as stated in paragraph (u)(2) of this clause, when any supply or service acquired under this contract is subject to any End Use License Agreement (EULA), Terms of Service (TOS), or similar legal instrument or agreement, that includes any clause requiring the Government to indemnify the Contractor or any person or entity for damages, costs, fees, or any other loss or liability that would create an Anti-Deficiency Act violation (31 U.S.C. 1341), the following shall govern:

(i) Any such clause is unenforceable against the Government.

(ii) Neither the Government nor any Government authorized end user shall be deemed to have agreed to such clause by virtue of it appearing in the EULA, TOS, or similar legal instrument or agreement. If the EULA, TOS, or similar legal instrument or agreement is invoked through an "I agree" click box or other comparable mechanism (e.g., "click-wrap" or "browse-wrap" agreements), execution does not bind the Government or any Government authorized end user to such clause.

(iii) Any such clause is deemed to be stricken from the EULA, TOS, or similar legal instrument or agreement.

(2) Paragraph (u)(1) of this clause does not apply to indemnification by the Government that is expressly authorized by statute and specifically authorized under applicable agency regulations and procedures.

(v) Incorporation by reference. The Contractor's representations and certifications, including those completed electronically via the System for Award Management (SAM), are incorporated by reference into the contract.

(End of Clause)

H.2. FAR 52.212-5 Contract Terms and Conditions Required To Implement Statutes or Executive
Orders—Commercial Items (Nov 2016)
(a) The Contractor shall comply with the following Federal Acquisition Regulation (FAR) clauses, which are incorporated in this contract by reference, to implement provisions of law or Executive orders applicable to acquisitions of commercial items:
(1) 52.209-10, Prohibition on Contracting with Inverted Domestic Corporations (Nov 2015) (2)  52.233-3, Protest After Award (AUG 1996) (31 U.S.C. 3553).
(3) 52.233-4, Applicable Law for Breach of Contract Claim (OCT 2004)(Public Laws 108-77 and 108-78 (19 U.S.C. 3805 note)).
(b) The Contractor shall comply with the FAR clauses in this paragraph (b) that the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial items:

[Contracting Officer check as appropriate.]

_x_ (1) 52.203-6, Restrictions on Subcontractor Sales to the Government (Sept 2006), with Alternate I (Oct 1995) (41
U.S.C. 4704 and  10 U.S.C. 2402).
_x_ (2) 52.203-13, Contractor Code of Business Ethics and Conduct (Oct 2015) (41 U.S.C. 3509)).
 (3) 52.203-15, Whistleblower Protections under the American Recovery and Reinvestment Act of 2009 (June 2010) (Section 1553 of Pub. L. 111-5). (Applies to contracts funded by the American Recovery and Reinvestment Act of 2009.) _x_ (4) 52.204-10, Reporting Executive Compensation and First-Tier Subcontract Awards (Oct 2016) (Pub. L. 109-282) (31
U.S.C. 6101 note).
 (5) [Reserved].
 (6) 52.204-14, Service Contract Reporting Requirements (Oct 2016) (Pub. L. 111-117, section 743 of Div. C).
 (7) 52.204-15, Service Contract Reporting Requirements for Indefinite-Delivery Contracts (Oct 2016) (Pub. L. 111-117, section 743 of Div. C).
_x_ (8) 52.209-6, Protecting the Government's Interest When Subcontracting with Contractors Debarred, Suspended, or
Proposed for Debarment. (Oct 2015) (31 U.S.C. 6101 note).
 (9) 52.209-9, Updates of Publicly Available Information Regarding Responsibility Matters (Jul 2013) (41 U.S.C. 2313).
 (10) [Reserved].
 (11)(i) 52.219-3, Notice of HUBZone Set-Aside or Sole-Source Award (Nov 2011) (15 U.S.C. 657a).
 (ii) Alternate I (Nov 2011) of 52.219-3.
 (12)(i) 52.219-4, Notice of Price Evaluation Preference for HUBZone Small Business Concerns (OCT 2014) (if the offeror elects to waive the preference, it shall so indicate in its offer) (15 U.S.C. 657a).
 (ii) Alternate I (JAN 2011) of 52.219-4.
 (13) [Reserved]
 (14)(i) 52.219-6, Notice of Total Small Business Set-Aside (Nov 2011) (15 U.S.C. 644).
 (ii) Alternate I (Nov 2011).
 (iii) Alternate II (Nov 2011).
 (15)(i) 52.219-7, Notice of Partial Small Business Set-Aside (June 2003) (15 U.S.C. 644).
 (ii) Alternate I (Oct 1995) of 52.219-7.
 (iii) Alternate II (Mar 2004) of 52.219-7.
 (16) 52.219-8, Utilization of Small Business Concerns (Nov 2016) (15 U.S.C. 637(d)(2) and (3)).
 (17)(i) 52.219-9, Small Business Subcontracting Plan (Nov 2016) (15 U.S.C. 637(d)(4)).
 (ii) Alternate I (Nov 2016) of 52.219-9.
 (iii) Alternate II (Nov 2016) of 52.219-9.
 (iv) Alternate III (Nov 2016) of 52.219-9.
 (v) Alternate IV (Nov 2016) of 52.219-9.
 (18) 52.219-13, Notice of Set-Aside of Orders (Nov 2011) (15 U.S.C. 644(r)).
 (19) 52.219-14, Limitations on Subcontracting (Nov 2011) (15 U.S.C. 637(a)(14)).
 (20) 52.219-16, Liquidated Damages—Subcon-tracting Plan (Jan 1999) (15 U.S.C. 637(d)(4)(F)(i)).
 (21) 52.219-27, Notice of Service-Disabled Veteran-Owned Small Business Set-Aside (Nov 2011) (15 U.S.C. 657 f).
_x_ (22) 52.219-28, Post Award Small Business Program Rerepresentation (Jul 2013) (15 U.S.C. 632(a)(2)).

 (23) 52.219-29, Notice of Set-Aside for, or Sole Source Award to, Economically Disadvantaged Women-Owned Small
Business Concerns (Dec 2015) (15 U.S.C. 637(m)).
 (24) 52.219-30, Notice of Set-Aside for, or Sole Source Award to, Women-Owned Small Business Concerns Eligible
Under the Women-Owned Small Business Program (Dec 2015) (15 U.S.C. 637(m)).
_x_ (25) 52.222-3, Convict Labor (June 2003) (E.O. 11755).
 (26) 52.222-19, Child Labor—Cooperation with Authorities and Remedies (Oct 2016) (E.O. 13126).
_x_ (27) 52.222-21, Prohibition of Segregated Facilities (Apr 2015).
_x_ (28) 52.222-26, Equal Opportunity (Sept 2016) (E.O. 11246).
_x_ (29) 52.222-35, Equal Opportunity for Veterans (Oct 2015)(38 U.S.C. 4212).
_x_ (30) 52.222-36, Equal Opportunity for Workers with Disabilities (Jul 2014) (29 U.S.C. 793).
_x_ (31) 52.222-37, Employment Reports on Veterans (FEB 2016) (38 U.S.C. 4212).
_x_ (32) 52.222-40, Notification of Employee Rights Under the National Labor Relations Act (Dec 2010) (E.O. 13496).
_x_ (33)(i) 52.222-50, Combating Trafficking in Persons (Mar 2015) (22 U.S.C. chapter 78 and E.O. 13627).
 (ii) Alternate I (Mar 2015) of 52.222-50 (22 U.S.C. chapter 78 and E.O. 13627).
_x_ (34) 52.222-54, Employment Eligibility Verification (OCT 2015). (Executive Order 12989). (Not applicable to the acquisition of commercially available off-the-shelf items or certain other types of commercial items as prescribed in  22.1803.) (35)(i) 52.223-9, Estimate of Percentage of Recovered Material Content for EPA–Designated Items (May 2008) (42
U.S.C. 6962(c)(3)(A)(ii)). (Not applicable to the acquisition of commercially available off-the-shelf items.)
 (ii) Alternate I (May 2008) of 52.223-9 (42 U.S.C. 6962(i)(2)(C)). (Not applicable to the acquisition of commercially available off-the-shelf items.)
 (36) 52.223-11, Ozone-Depleting Substances and High Global Warming Potential Hydrofluorocarbons (JUN 2016) (E.O.
13693).
 (37) 52.223-12, Maintenance, Service, Repair, or Disposal of Refrigeration Equipment and Air Conditioners (JUN 2016) (E.O. 13693).
 (38)(i) 52.223-13, Acquisition of EPEAT®-Registered Imaging Equipment (JUN 2014) (E.O.s 13423 and 13514).
 (ii) Alternate I (Oct 2015) of 52.223-13.
 (39)(i) 52.223-14, Acquisition of EPEAT®-Registered Televisions (JUN 2014) (E.O.s 13423 and 13514).
 (ii) Alternate I (Jun 2014) of 52.223-14.
_x_ (40) 52.223-15, Energy Efficiency in Energy-Consuming Products (DEC 2007) (42 U.S.C. 8259b).
 (41)(i) 52.223-16, Acquisition of EPEAT®-Registered Personal Computer Products (OCT 2015) (E.O.s 13423 and
13514).
 (ii) Alternate I (Jun 2014) of 52.223-16.
 (42) 52.223-18, Encouraging Contractor Policies to Ban Text Messaging While Driving (AUG 2011) (E.O. 13513).
 (43) 52.223-20, Aerosols (JUN 2016) (E.O. 13693).
_x_ (44) 52.223-21, Foams (JUN 2016) (E.O. 13693).
 (45) 52.225-1, Buy American—Supplies (May 2014) (41 U.S.C. chapter 83).
 (46)(i) 52.225-3, Buy American—Free Trade Agreements—Israeli Trade Act (May 2014) (41 U.S.C. chapter 83,  19
U.S.C. 3301 note,  19 U.S.C. 2112 note,  19 U.S.C. 3805 note,  19 U.S.C. 4001 note, Pub. L. 103-182, 108-77, 108-78, 108-286,
108-302, 109-53, 109-169, 109-283, 110-138, 112-41, 112-42, and 112-43.
 (ii) Alternate I (May 2014) of 52.225-3.
 (iii) Alternate II (May 2014) of 52.225-3.
 (iv) Alternate III (May 2014) of 52.225-3.
 (47) 52.225-5, Trade Agreements (OCT 2016) (19 U.S.C. 2501, et seq.,  19 U.S.C. 3301 note).
 (48) 52.225-13, Restrictions on Certain Foreign Purchases (June 2008) (E.O.'s, proclamations, and statutes administered by the Office of Foreign Assets Control of the Department of the Treasury).
 (49) 52.225-26, Contractors Performing Private Security Functions Outside the United States (Oct 2016) (Section 862, as amended, of the National Defense Authorization Act for Fiscal Year 2008; 10 U.S.C. 2302 Note).
 (50) 52.226-4, Notice of Disaster or Emergency Area Set-Aside (Nov 2007) (42 U.S.C. 5150).
 (51) 52.226-5, Restrictions on Subcontracting Outside Disaster or Emergency Area (Nov 2007) (42 U.S.C. 5150).
 (52) 52.232-29, Terms for Financing of Purchases of Commercial Items (Feb 2002) (41 U.S.C. 4505,  10 U.S.C.
2307(f)).
_x_ (53) 52.232-30, Installment Payments for Commercial Items (Oct 1995) (41 U.S.C. 4505,  10 U.S.C. 2307(f)).

 (54) 52.232-33, Payment by Electronic Funds Transfer—System for Award Management (Jul 2013) (31 U.S.C. 3332).
 (55) 52.232-34, Payment by Electronic Funds Transfer—Other than System for Award Management (Jul 2013) (31
U.S.C. 3332).
 (56) 52.232-36, Payment by Third Party (May 2014) (31 U.S.C. 3332).
 (57) 52.239-1, Privacy or Security Safeguards (Aug 1996) (5 U.S.C. 552a).
 (58)(i) 52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (Feb 2006) (46 U.S.C. Appx. 1241(b)
and 10 U.S.C. 2631).
 (ii) Alternate I (Apr 2003) of 52.247-64.
(c) The Contractor shall comply with the FAR clauses in this paragraph (c), applicable to commercial services, that the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial items:
[Contracting Officer check as appropriate.]
 (1) 52.222-17, Nondisplacement of Qualified Workers (May 2014)(E.O. 13495).
 (2) 52.222-41, Service Contract Labor Standards (May 2014) (41 U.S.C. chapter 67).
 (3) 52.222-42, Statement of Equivalent Rates for Federal Hires (May 2014) (29 U.S.C. 206 and 41 U.S.C. chapter 67).
 (4) 52.222-43, Fair Labor Standards Act and Service Contract Labor Standards-Price Adjustment (Multiple Year and
Option Contracts) (May 2014) (29 U.S.C. 206 and  41 U.S.C. chapter 67).
 (5) 52.222-44, Fair Labor Standards Act and Service Contract Labor Standards—Price Adjustment (May 2014) (29
U.S.C. 206 and 41 U.S.C. chapter 67).
 (6) 52.222-51, Exemption from Application of the Service Contract Labor Standards to Contracts for Maintenance, Calibration, or Repair of Certain Equipment—Requirements (May 2014) (41 U.S.C. chapter 67).
 (7) 52.222-53, Exemption from Application of the Service Contract Labor Standards to Contracts for Certain Services—
Requirements (May 2014) (41 U.S.C. chapter 67).
 (8) 52.222-55, Minimum Wages Under Executive Order 13658 (Dec 2015).
 (9) 52.226-6, Promoting Excess Food Donation to Nonprofit Organizations (May 2014) (42 U.S.C. 1792).
 (10) 52.237-11, Accepting and Dispensing of $1 Coin (Sept 2008) (31 U.S.C. 5112(p)(1)).
(d) Comptroller General Examination of Record. The Contractor shall comply with the provisions of this paragraph (d) if this contract was awarded using other than sealed bid, is in excess of the simplified acquisition threshold, and does not contain the clause at 52.215-2, Audit and Records—Negotiation.
(1) The Comptroller General of the United States, or an authorized representative of the Comptroller General, shall have access to and right to examine any of the Contractor's directly pertinent records involving transactions related to this contract. (2) The Contractor shall make available at its offices at all reasonable times the records, materials, and other evidence for examination, audit, or reproduction, until 3 years after final payment under this contract or for any shorter period specifie d in FAR subpart 4.7, Contractor Records Retention, of the other clauses of this contract. If this contract is completely or partially terminated, the records relating to the work terminated shall be made available for 3 years after any resulting final termination settlement. Records relating to appeals under the disputes clause or to litigation or the settlement of claims arising under or relating to this contract shall be made available until such appeals, litigation, or claims are finally resolved.
(3) As used in this clause, records include books, documents, accounting procedures and practices, and other data, regardless of type and regardless of form. This does not require the Contractor to create or maintain any record that the Contractor does not maintain in the ordinary course of business or pursuant to a provision of law.
(e)(1) Notwithstanding the requirements of the clauses in paragraphs (a), (b), (c), and (d) of this clause, the Contractor is not required to flow down any FAR clause, other than those in this paragraph (e)(1) in a subcontract for commercial items. Unless otherwise indicated below, the extent of the flow down shall be as required by the clause— (i) 52.203-13, Contractor Code of Business Ethics and Conduct (Oct 2015) (41 U.S.C. 3509).
(ii) 52.219-8, Utilization of Small Business Concerns (Nov 2016) (15 U.S.C. 637(d)(2) and (3)), in all subcontracts that offer further subcontracting opportunities. If the subcontract (except subcontracts to small business concerns) exceeds $700,000 ($1.5 million for construction of any public facility), the subcontractor must include  52.219-8 in lower tier subcontracts that offer subcontracting opportunities.
(iii) 52.222-17, Nondisplacement of Qualified Workers (May 2014) (E.O. 13495). Flow down required in accordance with paragraph (l) of FAR clause  52.222-17.
(iv) 52.222-21, Prohibition of Segregated Facilities (Apr 2015) (v)  52.222-26, Equal Opportunity (Sept 2016) (E.O. 11246).

(vi) 52.222-35, Equal Opportunity for Veterans (Oct 2015) (38 U.S.C. 4212).
(vii) 52.222-36, Equal Opportunity for Workers with Disabilities (Jul 2014) (29 U.S.C. 793). (viii)  52.222-37, Employment Reports on Veterans (Feb 2016) (38 U.S.C. 4212)
(ix) 52.222-40, Notification of Employee Rights Under the National Labor Relations Act (Dec 2010) (E.O. 13496). Flow down required in accordance with paragraph (f) of FAR clause  52.222-40.
(x) 52.222-41, Service Contract Labor Standards (May 2014) (41 U.S.C. chapter 67). (xi)
52.222-50, Combating Trafficking in Persons (Mar 2015) (22 U.S.C. chapter 78 and E.O 13627). Alternate I (Mar 2015) of
52.222-50 (22 U.S.C. chapter 78 and E.O 13627).
(xii) 52.222-51, Exemption from Application of the Service Contract Labor Standards to Contracts for Maintenance, Calibration, or Repair of Certain Equipment-Requirements (May 2014) (41 U.S.C. chapter 67).
(xiii) 52.222-53, Exemption from Application of the Service Contract Labor Standards to Contracts for Certain Services- Requirements (May 2014) (41 U.S.C. chapter 67).
(xiv) 52.222-54, Employment Eligibility Verification (OCT 2015) (E.O. 12989). (xv)  52.222-55, Minimum Wages Under Executive Order 13658 (Dec 2015).
(xvi) 52.225-26, Contractors Performing Private Security Functions Outside the United States (Oct 2016) (Section 862, as amended, of the National Defense Authorization Act for Fiscal Year 2008; 10 U.S.C. 2302 Note).
(xvii) 52.226-6, Promoting Excess Food Donation to Nonprofit Organizations (May 2014) (42 U.S.C. 1792). Flow down required in accordance with paragraph (e) of FAR clause  52.226-6.
(xviii) 52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (Feb 2006) (46 U.S.C. Appx. 1241(b)
and 10 U.S.C. 2631). Flow down required in accordance with paragraph (d) of FAR clause  52.247-64.
(2) While not required, the Contractor may include in its subcontracts for commercial items a minimal number of additional clauses necessary to satisfy its contractual obligations.

(End of clause)

H.3. FAR 52.217-7 Option for Increased Quantity—Separately Priced Line Item. (Mar 1989)

The Government may require the delivery of the numbered line item, identified in the Schedule as an option item, in the quantity and at the price stated in the Schedule. The Contracting Officer may exercise the option by written notice to the Contractor within [insert in the clause the period of time in which the Contracting Officer has to exercise the option]. Delivery of added items shall continue at the same rate that like items are called for under the contract, unless the parties otherwise agree.

(End of clause)

H.4. FAR 52.232-40 Providing Accelerated Payments to Small Business Subcontractors. (Dec 2013)
(a) Upon receipt of accelerated payments from the Government, the Contractor shall make accelerated payments to its small business subcontractors under this contract, to the maximum extent practicable and prior to when such payment is otherwise required under the applicable contract or subcontract, after receipt of a proper invoice and all other required documentation from the small business subcontractor.
(b) The acceleration of payments under this clause does not provide any new rights under the Prompt
Payment Act.

(c) Include the substance of this clause, including this paragraph (c), in all subcontracts with small business concerns, including subcontracts with small business concerns for the acquisition of commercial items.

(End of clause)

H.5. FAR 52.245-1 Government Property (Apr 2012)

H.6 HHSAR 352.203-70 Anti-Lobbying (2015)

H.7 HHSAR 352.208-70 Printing and Duplication (2015) H.8 HHSAR 352.224-71 Confidential Information (2015) H.9 HHSAR 352.227-70 Publications and Publicity (2015)
H.10 HHSAR 352.270-9 Non-Discrimination for Conscience (2015)